Exhibit 99.1

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
www.AmericanCapital.com

FOR IMMEDIATE RELEASE
November 5, 2013

CONTACT:
Investors - (301) 951-5917
Media - (301) 968-9400

AMERICAN CAPITAL REPORTS NET OPERATING INCOME BEFORE INCOME TAXES OF $0.16 PER DILUTED SHARE, NET LOSS OF $(1) MILLION AND NET ASSET VALUE PER SHARE OF $19.54

Bethesda, MD - November 5, 2013 - American Capital, Ltd. (“American Capital” or the “Company”) (Nasdaq: ACAS) announced net operating income (“NOI”) before income taxes for the quarter ended September 30, 2013 of $47 million, or $0.16 per diluted share. NOI after income taxes for the quarter ended September 30, 2013 was $23 million, or $0.08 per diluted share. Net loss for the quarter ended September 30, 2013 was $(1) million, or $(0.00) per diluted share. As of September 30, 2013, net asset value (“NAV”) per share was $19.54, a $0.26 per share, or 5% annualized, increase from the June 30, 2013 NAV per share of $19.28, and a 12% increase from the September 30, 2012 NAV per share.

Q3 2013 FINANCIAL SUMMARY

•	$19.54 NAV per share

✓	$0.26 per share, or 5% annualized, increase over Q2 2013

✓	$2.15 per share, or 12%, increase over Q3 2012

•	$0.16 NOI before income taxes per diluted share, or $47 million

✓	$0.11 per diluted share, or $43 million, decrease over Q3 2012

✓	$(0.10) per diluted share before income taxes, or $(28) million, reduction from the net impact of non-accrual adjustments

✓	$0.08 NOI after income taxes per diluted share, or $23 million

•	$(0.06) net realized loss per diluted share, or $(16) million

✓	$0.28 per diluted share, or $88 million, decrease over Q3 2012

•	$0.05 net unrealized appreciation per diluted share, or $15 million

✓	$0.33 per diluted share, or $109 million, decrease over Q3 2012

•	$(0.00) net loss per diluted share, or $(1) million

✓	$0.60 per diluted share, or $197 million, decrease over Q3 2012

•	European Capital appreciated $99 million, or 31% annualized, in Q3 2013

✓	$230 million, or 35%, increase over Q3 2012

•	$218 million of cash proceeds from realizations

•	$62 million in new committed investments

•	13.4 million shares repurchased, totaling $176 million

✓	$13.11 average purchase price per share

✓	$0.29 accretive to September 30, 2013 NAV per share

✓	Per share impact equivalent to $80 million of additional retained earnings

•	Issued $350 million of 6.5% Private Unsecured Senior Notes due September 2018

•	Refinanced $450 million Secured Term Loan

✓	Reduced interest rate from LIBOR + 4.25% to LIBOR + 3.00%

✓	Reduced LIBOR floor from 1.25% to 1.00%

✓	Reduced scheduled amortization for 2014 and 2015 from $150 million to $4.5 million annually

•	Credit rating increased to BB- from B+ by S&P

American Capital, Ltd.
November 5, 2013

“In the third quarter, our NAV per share grew by $0.26 and is 12% above its level a year ago, and we materially improved our credit facilities,” said Malon Wilkus, Chairman and Chief Executive Officer. “After the quarter closed, we recapitalized our operating company CML, while combining it with AAIPharma, growing the combined entity into one of our largest operating companies. American Capital provided all of the funding for the transaction, but we do not plan on syndicating the senior debt, as we have in past One Stop Buyouts®. This will allow us to earn interest income on the senior loan, and our loan will not have the usual prohibition against the payment of cash dividends to shareholders, allowing CML and AAIPharma to pay cash dividends to American Capital and their other shareholders. We generally intend to use this approach going forward on companies where we own at least 80% of the common equity. We plan to report interest and dividend income from our 80% or greater American Capital owned operating companies, as we have with our operating company American Capital Asset Management. We believe this approach provides our shareholders more transparency into the performance of our operating companies.”

PORTFOLIO VALUATION
For the quarter ended September 30, 2013, net unrealized appreciation, before income taxes, totaled $48 million. The primary components of the net unrealized appreciation were:

•
$99 million net unrealized appreciation in American Capital's investment in European Capital, driven by foreign currency appreciation of $31 million as a result of a strengthening of the Euro, a 3% increase in European Capital's NAV and a slight reduction in the discount to NAV;

✓	The Company's equity investment in European Capital was valued at $881 million as of September 30, 2013, or 80% of NAV, compared to $802 million as of June 30, 2013, or 78% of NAV.

•	$83 million of reversal of prior depreciation associated with net realized losses on portfolio investments; partially offset by

•
$119 million unrealized depreciation in American Capital's investment in American Capital Asset Management, LLC (“ACAM”), substantially due to a reduction in projected management fees from the two mortgage REITs that it manages;

•	$12 million net unrealized depreciation from American Capital's private finance portfolio; and

•	$7 million net unrealized depreciation from American Capital's structured products investments.

PORTFOLIO LIQUIDITY, NEW COMMITTED INVESTMENTS AND LOAN PERFORMANCE
In the third quarter of 2013, $218 million of cash proceeds were received from realizations of portfolio investments, including $37 million from European Capital. In addition, European Capital paid down $79 million of its unsecured revolving credit facility provided by the Company resulting in a total of $116 million of cash proceeds received from European Capital during the third quarter. The aggregate amount of funds received from exits during the third quarter was 8.0% higher than the prior quarter's fair value of these investments. American Capital made $62 million in new committed investments during the third quarter. The weighted average effective interest rate on American Capital's debt investments as of September 30, 2013 was 10.8%, 40 basis points higher than the June 30, 2013 rate of 10.4%. Non-accruing loans at fair value decreased $76 million from $245 million at the end of the second quarter to $169 million at September 30, 2013. This decrease was driven principally by investments in two portfolio companies being removed from non-accrual status due to improved performance. Total loans on non-accrual were valued at 56.5% of cost at the end of the third quarter, a 13.7% decrease from the prior quarter. This is an estimate of the amount the Company expects to recover on non-accruing loans. The estimated loss on total loans at cost, defined as net accumulated depreciation on non-accrual loans plus realized losses on loans during the period, was $130 million, or 8.2%. Net operating income before income taxes of $0.16 per diluted share was reduced by $0.10 per diluted share due to the net impact of debt and equity securities being added and removed from non-accrual status during the quarter.

“Though we reviewed and bid on a considerable number of sponsor finance and buyout opportunities, originations were low this quarter,” said Gordon O’Brien, President Specialty Finance and Operations. “However, we anticipate considerable originations in the fourth quarter, including the already completed financing of the combination of CML with AAIPharma, as well as investments to incubate assets for funds to be managed by our asset management business and an increase in sponsor finance activity.”

American Capital, Ltd.
November 5, 2013

DEBT ISSUANCE AND REFINANCING
In September 2013, the Company issued $350 million in aggregate principal amount of senior unsecured five-year notes (“Private Notes”). The Private Notes were sold in a private offering to qualified institutional buyers under Rule 144A and outside of the United States pursuant to Regulation S of the Securities Act of 1933, as amended. The Private Notes have a fixed interest rate of 6.50% and mature in September 2018.

On August 23, 2013, the Company entered into an amendment (“the Amendment”) to the existing term loan facility under its Senior Secured Term Loan Credit Agreement (“Secured Term Loan Facility”), dated as of August 22, 2012. The Amendment reduced the interest rate on the Secured Term Loan Facility, which had an outstanding balance of $450 million as of the closing date, from LIBOR plus 4.25%, with a LIBOR floor of 1.25%, to LIBOR plus 3.00%, with a LIBOR floor of 1.00%. The Amendment also reduced the Secured Term Loan Facility's scheduled amortization for 2014 and 2015 from $150 million per year to $4.5 million per year and eliminated the mandatory prepayment when the borrowing base coverage exceeds 150%. Our blended cost of debt at quarter end is now at 5.1%.

“We were extremely active in the quarter on the right side of our balance sheet,” said John Erickson, Chief Financial Officer.  “We amended our secured term loan facility to significantly lower our borrowing costs and provide increased flexibility. Our blended cost of debt at quarter end is now at 5.1%. Furthermore, we issued $350 million of unsecured senior notes and S&P increased our debt rating to BB- from B+. We are managing our balance sheet with a goal of becoming an investment grade credit. Lastly, we repurchased $176 million of our stock, generating $0.29 of accretion to September 30, 2013 NAV per share, and recently extended our Stock Repurchase and Dividend Program through 2014.”

“Within American Capital Asset Management, our Leveraged Finance Group closed on its third managed CLO in the past year, bringing their earning assets under management to $1.5 billion,” continued Mr. Erickson. “However, reduction in projected management fees from the two mortgage REITs that it manages caused a net $119 million decline in the valuation of ACAM.”

STOCK REPURCHASE AND DIVIDEND PROGRAM
American Capital's Board of Directors has adopted a program that may provide for repurchases of shares or dividend payments. The program is currently in place through December 31, 2014. Under the program, American Capital will consider quarterly setting an amount to be utilized for stock repurchases or dividends.  Generally, the amount may be utilized for repurchases if the price of American Capital's common stock represents a discount to the NAV of its shares, and the amount may be utilized for the payment of cash dividends if the price of American Capital's common stock represents a premium to the NAV of its shares.

The repurchase and dividend program may be suspended, terminated or modified at any time for any reason.  The program does not obligate American Capital to acquire any specific number of shares, and all repurchases will be made in accordance with SEC Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of stock repurchases. During the third quarter of 2013, American Capital made open market purchases of 13.4 million shares, or $176 million, of American Capital common stock at an average price of $13.11 per share. Since the inception of the program in August 2011, American Capital has made open market purchases of 83.8 million shares, or $924 million, of American Capital common stock at an average price of $11.02 per share. This represents 24% of shares outstanding immediately prior to the launch of the program.

American Capital, Ltd.
November 5, 2013

AMERICAN CAPITAL, LTD.
CONSOLIDATED BALANCE SHEETS
As of September 30, 2013, December 31, 2012 and September 30, 2012
(in millions, except per share amounts)

	Q3	Q4	Q3 2013 Versus Q4 2012		Q3	Q3 2013 Versus Q3 2012
	2013	2012	$	%	2012	$	%
	(unaudited)				(unaudited)
Assets
Investments at fair value (cost of $5,272, $5,842 and $5,943, respectively)	$5,035	$5,265	$(230)	(4%)	$5,309	$(274)	(5%)
Cash and cash equivalents	633	331	302	91%	304	329	108%
Restricted cash and cash equivalents	61	140	(79)	(56%)	21	40	190%
Interest and dividend receivable	41	43	(2)	(5%)	52	(11)	(21%)
Deferred tax asset, net	422	455	(33)	(7%)	511	(89)	(17%)
Other	79	85	(6)	(7%)	69	10	14%
Total assets	$6,271	$6,319	$(48)	(1%)	$6,266	$5	—%

Liabilities and Shareholders' Equity
Debt	$791	$775	$16	2%	$803	$(12)	(1%)
Other	61	115	(54)	(47%)	87	(26)	(30%)
Total liabilities	852	890	(38)	(4%)	890	(38)	(4%)

Shareholders' equity
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—%	—	—	—%
Common stock, $0.01 par value, 1,000.0 shares authorized, 282.2, 310.1 and 315.4 issued and 277.3, 304.4 and 309.2 outstanding, respectively	3	3	—	—%	3	—	—%
Capital in excess of par value	6,407	6,783	(376)	(6%)	6,853	(446)	(7%)
Distributions in excess of net realized earnings	(831)	(875)	44	5%	(973)	142	15%
Net unrealized depreciation of investments	(160)	(482)	322	67%	(507)	347	68%
Total shareholders' equity	5,419	5,429	(10)	—%	5,376	43	1%
Total liabilities and shareholders' equity	$6,271	$6,319	$(48)	(1%)	$6,266	$5	—%

NAV per common share outstanding	$19.54	$17.84	$1.70	10%	$17.39	$2.15	12%

American Capital, Ltd.
November 5, 2013

AMERICAN CAPITAL, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Nine Months Ended September 30, 2013 and 2012
(in millions, except per share data)
(unaudited)

			Three Months Ended				Nine Months Ended
	Three Months Ended		September 30,		Nine Months Ended		September 30,
	September 30,		2013 Versus 2012		September 30,		2013 Versus 2012
	2013	2012	$	%	2013	2012	$	%

OPERATING REVENUE
Interest and dividend income	$91	$142	$(51)	(36%)	$331	$429	$(98)	(23%)
Fee income	15	12	3	25%	38	37	1	3%
Total operating revenue	106	154	(48)	(31%)	369	466	(97)	(21%)

OPERATING EXPENSES
Interest	10	15	(5)	(33%)	32	47	(15)	(32%)
Salaries, benefits and stock-based compensation	34	34	—	—%	115	108	7	6%
General and administrative	15	15	—	—%	42	43	(1)	(2%)
Total operating expenses	59	64	(5)	(8%)	189	198	(9)	(5%)

NET OPERATING INCOME BEFORE INCOME TAXES	47	90	(43)	(48%)	180	268	(88)	(33%)

Tax (provision) benefit	(24)	(19)	(5)	(26%)	(62)	46	(108)	NM
NET OPERATING INCOME	23	71	(48)	(68%)	118	314	(196)	(62%)

Loss on extinguishment of debt, net of tax	—	(3)	3	100%	—	(3)	3	100%

Net realized (loss) gain
Portfolio company investments	(74)	5	(79)	NM	(116)	(280)	164	59%
Foreign currency transactions	1	—	1	100%	—	1	(1)	(100%)
Derivative agreements	2	(5)	7	NM	(15)	(84)	69	82%
Tax benefit	32	4	28	700%	57	78	(21)	(27%)
Total net realized (loss) gain	(39)	4	(43)	NM	(74)	(285)	211	74%

NET REALIZED (LOSS) EARNINGS	(16)	72	(88)	NM	44	26	18	69%

Net unrealized (depreciation) appreciation
Portfolio company investments	(5)	109	(114)	NM	310	983	(673)	(68%)
Foreign currency translation	51	29	22	76%	31	(9)	40	NM
Derivative agreements	2	6	(4)	(67%)	16	59	(43)	(73%)
Tax provision	(33)	(20)	(13)	(65%)	(35)	(46)	11	24%
Total net unrealized appreciation	15	124	(109)	(88%)	322	987	(665)	(67%)

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS ("NET (LOSS) EARNINGS")	$(1)	$196	$(197)	NM	$366	$1,013	$(647)	(64%)

NET OPERATING INCOME PER COMMON SHARE
Basic	$0.08	$0.22	$(0.14)	(64%)	$0.40	$0.97	$(0.57)	(59%)
Diluted	$0.08	$0.22	$(0.14)	(64%)	$0.38	$0.94	$(0.56)	(60%)

NET REALIZED (LOSS) EARNINGS PER COMMON SHARE
Basic	$(0.06)	$0.23	$(0.29)	NM	$0.15	$0.08	$0.07	88%
Diluted	$(0.06)	$0.22	$(0.28)	NM	$0.14	$0.08	$0.06	75%

NET (LOSS) EARNINGS PER COMMON SHARE
Basic	$(0.00)	$0.62	$(0.62)	(100%)	$1.23	$3.13	$(1.90)	(61%)
Diluted	$(0.00)	$0.60	$(0.60)	(100%)	$1.19	$3.04	$(1.85)	(61%)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic	286.5	316.4	(29.9)	(9%)	296.4	323.9	(27.5)	(8%)
Diluted	286.5	327.3	(40.8)	(12%)	308.5	333.6	(25.1)	(8%)
______________________________
NM = Not meaningful

American Capital, Ltd.
November 5, 2013

AMERICAN CAPITAL, LTD.
OTHER FINANCIAL INFORMATION
Three Months Ended September 30, 2013, June 30, 2013 and September 30, 2012
(in millions, except per share data)
(unaudited)

			Q3 2013 Versus Q2 2013			Q3 2013 Versus Q3 2012
	Q3 2013	Q2 2013	$	%	Q3 2012	$	%

Assets Under Management
American Capital Assets at Fair Value	$6,271	$6,260	$11	—%	$6,266	$5	—%
Externally Managed Assets at Fair Value(1)	110,808	112,828	(2,020)	(2%)	112,083	(1,275)	(1%)
Total	$117,079	$119,088	$(2,009)	(2%)	$118,349	$(1,270)	(1%)

Third-Party Earning Assets Under Management(2)	$14,230	$14,929	$(699)	(5%)	$12,359	$1,871	15%
Total Earning Assets Under Management(3)	$20,420	$21,116	$(696)	(3%)	$18,567	$1,853	10%

New Investments
Senior Debt	$7	$28	$(21)	(75%)	$—	$7	100%
Preferred Equity	1	5	(4)	(80%)	6	(5)	(83%)
Common Equity	—	4	(4)	(100%)	—	—	—%
Structured Products	54	13	41	315%	—	54	100%
Total by Security Type	$62	$50	$12	24%	$6	$56	933%

Financing for Sponsor Finance Investments	$—	$2	$(2)	(100%)	$—	$—	—%
Structured Products	54	13	41	315%	—	54	100%
Add-on Investment in American Capital Asset Management, LLC	—	12	(12)	(100%)	—	—	—%
Add-on Financing for Acquisitions	—	—	—	—%	6	(6)	(100%)
Add-on Financing for Working Capital in Distressed Situations	1	5	(4)	(80%)	—	1	100%
Add-on Financing for Growth and Working Capital	3	6	(3)	(50%)	—	3	100%
Add-on financing for purchase of debt of a portfolio company	4	12	(8)	(67%)	—	4	100%
Total by Use	$62	$50	$12	24%	$6	$56	933%

Realizations
Sale of Equity Investments	$39	$18	$21	117%	$56	$(17)	(30%)
Principal Prepayments	96	115	(19)	(17%)	24	72	300%
Payment of Accrued PIK and Accreted OID	68	7	61	871%	42	26	62%
Scheduled Principal Amortization	15	10	5	50%	14	1	7%
Total by Source	$218	$150	$68	45%	$136	$82	60%

American Capital One Stop Buyouts®	$135	$85	$50	59%	$61	$74	121%
Sponsor Finance Investments	32	44	(12)	(27%)	2	30	NM
Direct and Other	1	12	(11)	(92%)	58	(57)	(98%)
European Capital	37	—	37	100%	—	37	100%
Asset Management	1	3	(2)	(67%)	4	(3)	(75%)
Structured Products	12	6	6	100%	11	1	9%
Total by Business Line	$218	$150	$68	45%	$136	$82	60%

Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$9	$11	$(2)	(18%)	$10	$(1)	(10%)
Gross Realized Loss	(83)	(46)	(37)	(80%)	(5)	(78)	NM
Portfolio Net Realized (Loss) Gain	(74)	(35)	(39)	(111%)	5	(79)	NM
Foreign Currency Transactions	1	(1)	2	NM	—	1	100%
Derivative Agreements	2	(3)	5	NM	(5)	7	NM
Tax Benefit	32	12	20	167%	4	28	700%
Net Realized (Loss) Gain	(39)	(27)	(12)	(44%)	4	(43)	NM

Gross Unrealized Appreciation of Private Finance Portfolio Investments	113	113	—	—%	152	(39)	(26%)
Gross Unrealized Depreciation of Private Finance Portfolio Investments	(125)	(79)	(46)	(58%)	(111)	(14)	(13%)
Net Unrealized (Depreciation) Appreciation of Private Finance Portfolio Investments	(12)	34	(46)	NM	41	(53)	NM
Net Unrealized Appreciation of European Capital Investment	68	—	68	100%	65	3	5%

American Capital, Ltd.
November 5, 2013

Net Unrealized Depreciation of European Capital Foreign Currency Translation	(18)	(6)	(12)	(200%)	(15)	(3)	(20%)
Net Unrealized (Depreciation) Appreciation of American Capital Asset Management, LLC	(119)	(75)	(44)	(59%)	1	(120)	NM
Net Unrealized (Depreciation) Appreciation of Structured Products	(7)	(12)	5	42%	20	(27)	NM
Reversal of Prior Period Net Unrealized Depreciation (Appreciation) Upon Realization	83	39	44	113%	(3)	86	NM
Net Unrealized (Depreciation) Appreciation of Portfolio Company Investments	(5)	(20)	15	75%	109	(114)	NM
Foreign Currency Translation - European Capital	49	18	31	172%	27	22	81%
Foreign Currency Translation - Other	2	2	—	—%	2	—	—%
Derivative Agreements	1	(2)	3	NM	6	(5)	(83%)
Reversal of Prior Period Net Unrealized Depreciation Upon Realization of Terminated Swaps	1	3	(2)	(67%)	—	1	100%
Tax Provision	(33)	(2)	(31)	NM	(20)	(13)	(65%)
Net Unrealized Appreciation (Depreciation) of Investments	15	(1)	16	NM	124	(109)	(88%)

Net Gains, Losses, Appreciation and Depreciation	$(24)	$(28)	$4	14%	$128	$(152)	NM

Other Financial Data
NAV per Share	$19.54	$19.28	$0.26	1%	$17.39	$2.15	12%
Debt at Cost	$791	$614	$177	29%	$803	$(12)	(1%)
Debt at Fair Value	$806	$620	$186	30%	$797	$9	1%
Market Capitalization	$3,813	$3,667	$146	4%	$3,509	$304	9%
Total Enterprise Value(4)	$3,971	$3,974	$(3)	—%	$4,008	$(37)	(1%)
Asset Coverage Ratio	785%	1,009%			769%
Debt to Equity Ratio	0.1x	0.1x			0.1x
Credit Quality
Weighted Average Effective Interest Rate on Debt Investments at Period End	10.8%	10.4%			11.2%
Loans on Non-Accrual at Cost	$299	$349	$(50)	(14%)	$370	$(71)	(19%)
Loans on Non-Accrual at Fair Value	$169	$245	$(76)	(31%)	$252	$(83)	(33%)
Non-Accrual Loans at Cost as a Percentage of Total Loans at Cost	18.8%	19.5%			17.4%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans at Fair Value	11.3%	14.2%			12.5%
Non-Accruing Loans at Fair Value as a Percentage of Non-Accruing Loans at Cost	56.5%	70.2%			68.1%
Estimated Loss(5)	$130	$121	$9	7%	$123	$7	6%
Estimated Loss as a Percentage of Total Loans at Cost	8.2%	6.7%			5.8%
Past Due Loans at Cost	$—	$10	$(10)	(100%)	$9	$(9)	(100%)
Debt to Equity Conversions at Cost	$—	$—	$—	—%	$2	$(2)	(100%)
Return on Average Equity
LTM Net Operating Income Return on Average Shareholders' Equity	3.7%	4.5%			11.1%
LTM Net Realized Earnings Return on Average Shareholders' Equity	2.6%	4.2%			3.3%
LTM Net Earnings Return on Average Shareholders' Equity	8.9%	12.6%			33.0%
Current Quarter Annualized Net Operating Income Return on Average Shareholders' Equity	1.7%	3.5%			5.3%
Current Quarter Annualized Net Realized (Loss) Earnings Return on Average Shareholders' Equity	(1.1%)	1.5%			5.3%
Current Quarter Annualized Net (Loss) Earnings Return on Average shareholders' Equity	(0.1%)	1.5%			14.7%
______________________________
NM = Not meaningful

(1) Includes total assets of American Capital Agency Corp., American Capital Mortgage Investment Corp., European Capital, American Capital Equity I, American Capital Equity II, ACAS CLO 2007-1, ACAS CLO 2012-1, ACAS CLO 2013-1 and ACAS CLO 2013-2, less American Capital's investment in the funds.

(2) Represents third-party earning assets under management from which the associated base management fees are calculated.
(3) Represents total assets of American Capital less American Capital's investment in the funds as well as third-party earning assets under management from which the associated base management fees are calculated.

(4) Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents on hand.
(5) Net accumulated depreciation on non-accrual loans plus realized losses on loans during the period presented.

American Capital, Ltd.
November 5, 2013

	Static Pool (1)
Portfolio Statistics ($ in millions, unaudited) Aggregate	1997- 2002	2003	2004	2005	2006	2007	2008	2011	2012	2013	1997-2013 Static Pools Aggregate
IRR at Fair Value of All Investments(2)	9.1%	20.2%	13.2%	13.3%	10.7%	(2.6%)	9.3%	21.2%	16.0%	NM	9.1%
IRR of Exited Investments(3)	10.5%	19.4%	15.8%	21.6%	8.3%	(3.1%)	3.4%	29.4%	16.8%	NM	10.1%
IRR at Fair Value of Equity Investments Only(2)(4)(5)	10.5%	26.9%	24.8%	15.0%	14.8%	(8.0%)	20.4%	26.9%	11.7%	NM	12.4%
IRR of Exited Equity Investments Only(3)(4)(5)	17.5%	36.7%	45.8%	47.7%	11.7%	7.9%	35.8%	35.1%	N/A	N/A	26.0%
IRR at Fair Value of All One Stop Buyout® Investments(2)	6.8%	18.6%	15.1%	28.0%	13.2%	2.1%	15.8%	—%	15.3%	NM	13.6%
IRR at Fair Value of All One Stop Buyout® Equity Investments(2)(4)(5)	6.5%	24.1%	24.2%	39.5%	16.6%	(7.9%)	16.1%	—%	11.7%	NM	17.8%
IRR at Fair Value of Current One Stop Buyout® Investments(2)	0.1%	17.3%	2.6%	24.6%	12.5%	(1.4%)	15.9%	—%	15.3%	NM	11.3%
IRR of Exited One Stop Buyout® Investments(3)	7.8%	16.2%	21.4%	29.6%	11.3%	13.9%	13.7%	N/A	20.1%	NM	14.8%
Committed Investments(7)	$2,408	$1,437	$2,274	$4,961	$5,329	$7,522	$1,050	$143	$419	$120	$25,663
Total Exits and Prepayments of Committed Investments(7)	$2,204	$1,313	$2,084	$2,656	$4,458	$5,522	$560	$65	$68	$12	$18,942
Total Interest, Dividends and Fees Collected	$892	$466	$707	$1,389	$1,474	$1,448	$384	$23	$27	$5	$6,815
Total Net Realized (Loss) Gain on Investments	$(280)	$163	$16	$363	$(311)	$(1,225)	$(130)	$11	$1	$—	$(1,392)
Current Cost of Investments	$184	$110	$211	$1,926	$629	$1,501	$315	$54	$240	$102	$5,272
Current Fair Value of Investments	$81	$270	$114	$2,275	$722	$845	$315	$54	$240	$119	$5,035
Current Fair Value of Investments as a % of Total Investments at Fair Value	1.6%	5.4%	2.3%	45.2%	14.3%	16.8%	6.2%	1.1%	4.8%	2.3%	100.0%
Net Unrealized (Depreciation) Appreciation	$(103)	$160	$(97)	$349	$93	$(656)	$—	$—	$—	$17	$(237)
Non-Accruing Loans at Cost	$47	$—	$36	$38	$70	$104	$4	$—	$—	$—	$299
Non-Accruing Loans at Fair Value	$16	$—	$35	$17	$21	$77	$3	$—	$—	$—	$169
Equity Interest at Fair Value(4)	$—	$270	$46	$1,955	$424	$343	$115	$12	$85	$30	$3,280
Debt to Adjusted EBITDA(8)(9)(12)(13)(16)	12.3	N/A	6.7	1.9	4.4	5.1	6.1	5.1	4.6	6.4	4.0
Interest Coverage(10)(12)(13)(16)	1.5	N/A	1.5	1.3	2.4	2.0	2.2	1.9	3.8	2.4	1.9
Debt Service Coverage(11)(12)(13)(16)	1.5	N/A	1.4	0.5	2.0	1.8	2.0	1.5	3.1	2.2	1.4
Average Age of Companies(13)(16)	31 yrs	42 yrs	35 yrs	17 yrs	38 yrs	32 yrs	18 yrs	29 yrs	19 yrs	17 yrs	26 yrs
Diluted Ownership Percentage(4)(17)	85%	56%	92%	92%	49%	58%	63%	45%	91%	86%	79%
Average Revenue(13)(14)(16)	$46	$216	$35	$184	$156	$259	$89	$151	$206	$341	$185
Average Adjusted EBITDA(8)(13)(16)	$8	$51	$9	$74	$40	$34	$23	$33	$51	$31	$49
Total Revenue(13)(14)	$170	$1,314	$247	$1,248	$2,964	$3,017	$851	$193	$2,227	$1,292	$13,523
Total Adjusted EBITDA(8)(13)	$17	$206	$41	$294	$378	$347	$178	$42	$444	$175	$2,122
% of Senior Loans(12)(13)(15)	68%	—%	15%	49%	50%	66%	27%	—%	58%	100%	51%
% of Loans with Lien(12)(13)(15)	100%	—%	100%	90%	100%	91%	58%	—%	100%	100%	91%

Majority Owned Portfolio Companies (“MOPC”)(6)	1997-2013 Static Pools Aggregate
Total Number of MOPC	41
Total Revenue(14)	$3,513
Total Gross Profit(14)	$1,799
Total Adjusted EBITDA(8)	$722

Total Capital Expenditures(14)	$115
Total Current ACAS Investment in MOPC at Fair Value	$3,063
Total Current ACAS Investment in MOPC at Cost Basis	$2,809
Total Current ACAS Debt Investment in MOPC at Fair Value	$883
Total Current ACAS Debt Investment in MOPC at Cost Basis	$954
Diluted Ownership Percentage of ACAS in MOPC(17)	75%

Total Cash(18)	$189
Total Assets(18)	$4,481
Total Debt(18)	$3,662
Total Third-party Debt at Cost(18)	$2,280
Total Shareholders' Equity(18)(19)	$3,055
———————
NM = Not Meaningful

(1) Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. There were no investments made in 2009 and 2010 static pool years.

(2) Assumes investments are exited at current fair value.
(3) Includes fully exited investments of existing portfolio companies.
(4) Excludes investments in Structured Products.
(5) Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.
(6) MOPC investments represent portfolio company investments in which American Capital, or its affiliates, have a fully diluted ownership percentage of 50% or more or have over 50% board representation at the portfolio company. Includes American Capital Asset Management, LLC prior to the consolidation of collateralized loan obligations. Excludes our investment in European Capital.

(7) Represents committed investment amount at the time of origination.
(8) Adjusted EBITDA may reflect certain adjustments to the reported EBITDA of a portfolio company for non-recurring, unusual or infrequent items or other pro-forma items or events to normalize current earnings which a buyer may consider in a change in control transactions. These adjustments may be material and are highly subjective in nature. Portfolio company reported EBITDA is for the most recently available twelve months, or when appropriate, the forecasted twelve months or current annualized run-rate.

(9) Debt, which represents the debt and other liabilities senior to ACAS and the total of ACAS's debt in each portfolio company's debt capitalization, divided by Adjusted EBITDA. For portfolio companies with a nominal Adjusted EBITDA amount, the portfolio company's maximum debt leverage is limited to 15 times Adjusted EBITDA.

(10) Adjusted EBITDA divided by the total cash interest expense of the portfolio company during the most recent twelve month period, or when appropriate as a result of a new debt capital structure, the forecasted twelve months.

(11) Adjusted EBITDA divided by the total scheduled principal amortization and total cash interest expense of the portfolio company during the most recent twelve month period, or when appropriate, the forecasted twelve months.

(12) Excludes investments in which we own only equity.
(13) Excludes investments in Structured Products and managed funds.
(14) For the most recent twelve months, or when appropriate, the forecasted twelve months.
(15) As a percentage of our total debt investments.
(16) Weighted average based on fair value.
(17) Weighted average based on fair value of equity investments.
(18) As of the most recent month end available.
(19) Calculated as the estimated enterprise value of the MOPC less the cost basis of any outstanding debt of the MOPC.

American Capital, Ltd.
November 5, 2013

SHAREHOLDER CALL
American Capital invites shareholders, analysts and interested parties to attend the shareholder call on November 6, 2013 at 11:00 am ET. The shareholder call can be accessed through a live webcast, free of charge, at www.AmericanCapital.com or by dialing (888) 317-6016 (U.S. domestic) or (412) 317-6016 (international). All callers are asked to dial in 10-15 minutes prior to the call to register. Please advise the operator you are dialing in for the American Capital shareholder call. Callers who do not plan on asking a question and have access to the internet are asked to utilize the webcast.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com. Select the Q3 2013 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio replay of the shareholder call combined with the slide presentation will be made available on our website after the call on November 6, 2013. In addition, there will be a phone recording available from 1:00 pm ET November 6, 2013 until 9:00 am ET November 20, 2013. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The access code for both domestic and international callers is 10035740.

ABOUT AMERICAN CAPITAL
American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $20 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $117 billion of total assets under management (including levered assets). Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC) with approximately $10 billion of book value and American Capital Mortgage Investment Corp. (Nasdaq: MTGE) with approximately $1 billion of book value. From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION
Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company's annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission ("SEC") and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor's shares, when sold, may be worth more or less than their original cost. Additionally, American Capital's current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and the Company's subsequent periodic filings. Copies are available on the SEC's website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.